UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

American General Finance Corporation
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
601 N.W. Second Street Evansville, Indiana	47708
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.90% Medium-Term Notes, Series J, due December 15, 2017	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-136056

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.

Description of Registrant’s Securities to be Registered.

The securities registered consist of $3,000,000,000 aggregate principal amount of 6.90% Medium-Term Notes, Series J, due December 15, 2017 (the “Notes”) of American General Finance Corporation (the “Company”). The Notes are described in (i) the Prospectus, dated July 26, 2006, contained in the  Registration Statement on Form S-3 (File No. 333-136056), as filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2006, under the caption “Description of Debt Securities” on pages 7-15 thereof, which description is incorporated herein by reference, (ii) the Prospectus Supplement, dated August 14, 2006, as filed with the Commission on August 14, 2006, under the caption “Description of Notes” on pages S-7 through S-28 thereof, which description is incorporated herein by reference, and (iii) the Pricing Supplement No. 14, dated December 13, 2007, as filed with the Commission on December 13, 2007, which description is incorporated herein by reference. As of November 16, 2009, the Company was authorized to issue up to $15,000,000,000 aggregate principal amount of Medium-Term Notes, Series J and as of that date $5,750,000,000 aggregate principal amount of Medium-Term Notes, Series J was outstanding.

Item 2.

Exhibits.

Exhibit Number	Description of Document
4.1

Form of Fixed Rate Medium-Term Note, Series J (Book Entry) (filed as Exhibit 4(b) to the Company’s Current Report on Form 8-K (File No. 1-6155) filed with the Commission on August 14, 2006 and incorporated herein by reference).

4.2.

Prospectus dated July 26, 2006 relating to the Notes (incorporated herein by reference to the Company’s Registration Statement on Form S-3 (File No. 333-136056) filed with the Commission on July 26, 2006).

4.3	Prospectus Supplement dated August 14, 2006 relating to the Notes (filed with the Commission pursuant to Rule 424(b) on August 14, 2006 and incorporated herein by reference).
4.4	Pricing Supplement No. 14 dated December 13, 2007 relating to the Notes (filed with the Commission pursuant to Rule 424(b) on December 13, 2007 and incorporated herein by reference).
4.5

Indenture dated as of May 1, 1999 between the Company and Wilmington Trust Company (successor trustee to Citibank, N.A.), Trustee, for the Notes (filed as Exhibit (4)a. to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and incorporated herein by reference).

4.6

Agreement of Resignation, Appointment and Acceptance dated as of July 25, 2006 by and among the Company, Wilmington Trust Company and Citibank, N.A. (filed as Exhibit 4(b) to the Company’s Registration Statement on Form S-3 (File No. 333-136056) filed with the Commission on July 26, 2006 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

American General Finance Corporation

By: /s/ Donald R. Breivogel, Jr.

       Donald R. Breivogel, Jr.

       Senior Vice President, Chief Financial Officer

         and Director

Date:  November 16, 2009

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